Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

IDEX Corporation:

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-99591 of IDEX Corporation on Form S-3, of our reports dated January 15, 2002 and March 4, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 2001, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
October 23, 2002